Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

August 8, 2024

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Products Operating LLC, a Texas limited liability company (“EPO”), and Enterprise Products Partners L.P., a Delaware limited partnership (the “Guarantor”), in connection with the public offering of $1,100,000,000 aggregate principal amount of 4.95% Senior Notes due 2035 (the “2035 Notes”) and $1,400,000,000 aggregate principal amount of 5.55% Senior Notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “Notes”) issued by EPO. The Notes are being guaranteed by the Guarantor pursuant to a guarantee (the “Guarantee” and, together with the Notes, the “Securities”) set forth in the Indenture (as defined below). EPO and the Guarantor are referred to collectively herein as the “Obligors”.

The Securities are being issued under (a) the Indenture dated as of October 4, 2004 (the “Original Indenture”), among EPO (as successor to Enterprise Products Operating L.P.), as issuer, the Guarantor, as parent guarantor, and Wells Fargo Bank, National Association, as trustee (the “Original Indenture Trustee”), (collectively, as amended and supplemented by (i) the Tenth Supplemental Indenture, dated as of June 30, 2007 (the “Tenth Supplemental Indenture”), providing for EPO as the successor issuer, and (ii) the Thirty-Sixth Supplemental Indenture, dated as of September 15, 2021 (the “Thirty-Sixth Supplemental Indenture”), among EPO, as issuer, the Guarantor, as parent guarantor, the Original Indenture Trustee and U.S. Bank National Association, as separate trustee for the notes issued thereunder and debt securities subsequently issued under the Original Indenture (and as predecessor-in-interest to the Series Trustee, as defined below), the “Base Indenture”), and (b) the Thirty-Ninth Supplemental Indenture, dated as of August 8, 2024 (the “Thirty-Ninth Supplemental Indenture”), among EPO, as issuer, the Guarantor, as parent guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Series Trustee”), (the Base Indenture, as amended and supplemented by the Thirty-Ninth Supplemental Indenture, is referred to herein as the “Indenture”).

The Notes are being sold pursuant to the Underwriting Agreement, dated August 1, 2024 (the “Underwriting Agreement”), among EPO, the Guarantor, Enterprise Products OLPGP, Inc., a Delaware corporation and the sole member of EPO (“EPOGP”), and the underwriters named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

As the basis for the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)	the Certificate of Formation of EPO, as amended to date;

(ii)	the Certificates of Merger of EPO, as amended to date;

(iii)	the Company Agreement of EPO, as amended to date;

(iv)	the Certificate of Limited Partnership of the Guarantor, as amended to date;

(v)	the Seventh Amended and Restated Agreement of Limited Partnership of the Guarantor, dated September 30, 2020, as amended to date;

(vi)	the Certificate of Incorporation of EPOGP, as amended to date;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

(vii)	the Bylaws of EPOGP, as amended to date;

(viii)	the Certificate of Formation of Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of the Guarantor (the “General Partner”), as amended to date;

(ix)	the Sixth Amended and Restated Limited Liability Company Agreement of the General Partner, dated effective as of August 9, 2022;

(x)

the registration statement on Form S-3 (File Nos. 333-261416 and 333-261416-01) relating to securities to be issued by EPO and the Guarantor from time to time, including the Securities, filed by the Obligors under the Securities Act with the United States Securities and Exchange Commission (the “SEC”) on November 30, 2021, including the base prospectus included in such registration statement (the “Base Prospectus”) and the information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, at the time it became effective and including the Base Prospectus and the other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(xi)	each of the Guarantor’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(xii)

the preliminary prospectus supplement dated August 1, 2024 filed by EPO, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”);

(xiii)

the prospectus supplement dated August 1, 2024, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(xiv)	the term sheet relating to the Securities filed with the SEC as a free writing prospectus pursuant to Rule 433 of the Rules and Regulations on August 1, 2024;

(xv)	the Underwriting Agreement;

(xvi)	the Indenture;

(xvii)	the form of each series of the Notes;

(xviii)

the global notes executed by EPO pursuant to the Indenture, in the aggregate principal amounts of $500,000,000, $500,000,000 and $100,000,000, respectively, representing the 2035 Notes purchased and sold pursuant to the Underwriting Agreement;

(xix)

the global notes executed by EPO pursuant to the Indenture, in the aggregate principal amounts of $500,000,000, $500,000,000 and $400,000,000, respectively, representing the 2055 Notes purchased and sold pursuant to the Underwriting Agreement;

(xx)	certain resolutions adopted by the board of directors of EPOGP relating to the Registration Statement, the issuance of the Notes, the Indenture and related matters;

(xxi)	certain resolutions adopted by the board of directors of the General Partner relating to the Registration Statement, the issuance of the Guarantee, the Indenture and related matters; and

(xxii)

the Form T-1 filed as Exhibit 25.1 to the Registration Statement on November 30, 2021 that constitutes the Statement of Eligibility and Qualification of the Series Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act.

We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of EPO, EPOGP, the Guarantor, the General Partner and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

examination. In conducting our examination of documents executed by parties other than EPO, EPOGP, the Guarantor or the General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of EPO, EPOGP, the Guarantor, and the General Partner and others.

In rendering the opinions expressed below with respect to the Securities, we have assumed that the form and terms of the Securities, the issuance, sale and delivery thereof by EPO and the Guarantor, and the incurrence and performance of EPO’s and the Guarantor’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under the Indenture with respect to the Notes and the Guarantee) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon EPO, EPOGP, the Guarantor, or the General Partner, or to which the issuance, sale and delivery of the Securities, or the incurrence and performance of such obligations, may be subject.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Notes (in the form examined by us) will constitute valid and binding obligations of EPO when the Notes are duly executed by the duly authorized officers of EPO and duly authenticated by the Series Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of the Underwriting Agreement.

2.

The Guarantee will constitute the valid and binding obligation of the Guarantor when the Notes (in the form examined by us) have been duly executed by the duly authorized officers of EPO and duly authenticated by the Series Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of the Underwriting Agreement.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of materiality, conscionability, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy.

This opinion letter is limited to the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law, the Texas Business Organizations Code and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to a current report on Form 8-K and to all references to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Sidley Austin LLP